Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Amendment No. 1 to Form S-1, of our report dated March 3, 2020, relating to the balance sheet of DFP Healthcare Acquisitions Corp. as of December 31, 2019, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from November 1, 2019 (inception) through December 31, 2019, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
March 3, 2020